Exhibit 23.6

Consent Of Independent Auditors

We hereby consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in this Registration Statement on Form S-3 of CorEnergy Infrastructure Trust, Inc. of our report dated March 17, 2014 with respect to the financial statements of MoGas Pipeline LLC, which appears in Amendment No. 2 on Form 8-K/A to the Current Report dated November 24, 2014, of CorEnergy Infrastructure Trust, Inc. as filed with the Securities and Exchange Commission.

/s/ RubinBrown LLP

Saint Louis, Missouri

December 19, 2014